                        ACCOUNTS FINANCING AGREEMENT

                            [SECURITY AGREEMENT]



                                  BETWEEN


                      CONGRESS FINANCIAL CORPORATION
                       1133 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036




                                      AND



                    I.C. ISAACS & COMPANY L.P.
                    ---------------------------------------
                                (NAME OF CLIENT)


                    3480 Bank Street
                    ---------------------------------------
                               (STREET ADDRESS)


                    Baltimore, Maryland 21224
                    ---------------------------------------
                          (CITY)              (STATE)








                         [LOGO] A CoreStates Company

                                                             June 16, 1992

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

     This Agreement states the terms and conditions upon which, effective as of the date of acceptance by you, we may obtain loans and other financial accommodations from you for our general corporate and business purposes upon the security referred to herein. We shall be, if two or more in number, jointly and severally bound hereunder. See Rider annexed hereto for language to be inserted after asterisks in applicable Sections hereof.

Section 1. DEFINITIONS.

     1.1. All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code ("UCC") shall have the meanings given therein, unless otherwise defined in this Agreement and all references to the plural herein shall also mean the singular.

     1.2. "ACCOUNTS" shall mean all of our present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, including, without limitation, all obligations for the payment of money arising out of our sale, lease or other disposition of goods or other property or rendition of services.

     1.3. "ACCOUNT DEBTOR" shall mean each debtor or obligor in any way obligated on or in connection with any Account.

     1.4. "COLLATERAL" shall have the meaning set forth in Section 4.1 hereof.

     1.5. "ELIGIBLE ACCOUNTS" shall mean Accounts created by us in the ordinary course of business arising out of our sale of goods or rendition of services, which are and at all times shall continue to be acceptable to you in all respects. Standards of eligibility may be fixed and revised from time to time solely by you in your exclusive judgment. In determining eligibility, you may, but need not, rely on agings, reports and schedules of Accounts furnished by us, but reliance by you thereon from time to time shall not be deemed to limit your right to revise standards of eligibility at any time as to both our present and future Accounts. In general, an Account shall not be deemed eligible unless: (a) the Account Debtor on such Account is and at all times continues to be acceptable to you, (b) such Account complies in all respects with the representations, covenants and warranties hereinafter set forth, and (c) no more than 90 days have elapsed since the invoice date of such Account.

     1.6. "EVENTS OF DEFAULT" shall have the meaning set forth in Section 8.1 hereof.

     1.7. "MAXIMUM CREDIT" shall mean the amount of $10,000,000.

     1.8. "NET AMOUNT OF ELIGIBLE ACCOUNTS" shall mean the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

     1.9. "OBLIGATIONS" shall mean any and all loans, indebtedness, liabilities and obligations of any kind owing by us to you, however evidenced, whether as principal, guarantor or otherwise, whether arising under this Agreement, any supplement hereto, or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or acquired from others (including, without limitation, your participations or interests in our obligations to others) and including, without limitation, your charges, commissions, interest, expenses, costs and * attorneys' fees chargeable to us in connection with all of the foregoing.

     1.10. "RECORDS" shall have the meaning set forth in Section 4.1(f) hereof.

     1.11. "RENEWAL DATE" shall have the meaning set forth in Section 9.1 hereof.

Section 2. LOANS.

     2.1. You shall, in your discretion, make loans to us from time to time, at our request, of up to eighty percent (80%) of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion determine from time to time).

     2.2. All loans shall be charged to a loan account in our name on your books. You shall render to us each month a statement of our loan account which shall be considered correct and deemed accepted by, and conclusively binding upon, us as an account stated, except to the extent that you receive a written notice of any specific exceptions by us thereto within thirty (30) days after the date of such statement.

     2.3. Except in your sole discretion, the outstanding aggregate principal amount of all loans by you to us hereunder, under any supplement hereto or evidenced by any promissory note, * shall not exceed the Maximum Credit at any time. Without limiting your right to demand payment of the Obligations, or any portion thereof, in accordance with any other terms of this Agreement, or any supplement hereto, in the event that the outstanding aggregate principal amount of loans by you to us exceeds the Maximum Credit or the formula set forth in Section 2.1 hereof, we shall remain liable therefor and the entire amount of such excess(es) shall, at your option, become immediately due and payable, upon your demand.

     2.4. At your option, all principal, interest, fees, commissions, costs, expenses or other charges with respect to this Agreement or any supplement hereto (all of which shall be cumulative and not exclusive) and any and all loans and advances by you to us may be charged directly to our account maintained by you.

     2.5. All loans shall be payable at your office specified above or at such other place as you may hereafter designate from time to time and, at your option and upon your request, we shall execute and deliver to you one or more promissory notes in form and substance satisfactory to you to further evidence such loans.

Section 3.  INTEREST AND FEES.

     3.1. Interest shall be payable by us to you on the first day of each month upon the closing daily balances in our loan account for each day during the immediately preceding month, at a rate equal to two and one-half percent (2 1/2%) per annum in excess of the prime commercial interest rate (presently 6 1/2% per annum) from time to time publicly announced by Philadelphia National Bank, incorporated as CoreStates Bank, N.A., Philadelphia, Pennsylvania, whether or not such announced rate is the best rate available at such bank. The interest rate charged hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in said prime loan rate, effective on the first day of the month after any change in said prime loan rate based on the prime loan rate in effect on the last day of the month in which any such change occurs. The rate of interest in effect hereunder on the date hereof, expressed in terms of simple interest, is nine percent (9%) per annum.*

    3.2 On and after the date of any Event of Default or termination or non-renewal hereof, interest on all outstanding unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the pre-default rate set forth above from the date of such Event of Default or termination or non-renewal, and all interest accruing hereunder shall thereafter be payable on demand.

     3.3 Interest shall be calculated on the basis of a 360-day year and shall be included in each monthly statement of our loan account. You shall have the right, at your option, to charge all interest to our loan account on the first day of each month, and such interest shall be deemed to be paid by the first amounts subsequently credited thereto.

     3.4 In no event shall charges constituting interest, payable by us under this Agreement, exceed the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.5 If the average outstanding daily principal balance of all loans by you to us under this Agreement or any supplement hereto in any calendar month shall be less than $8,000,000, we shall pay to you on or before the tenth
(10th) day of the next succeeding calendar month an unused line fee equal to one half of one percent (1/2 of 1%) per annum upon the amount by which $8,000,000 exceeds the average outstanding daily principal balance of all such loans in respect of such month.

     3.6 We shall pay to you an auditing fee in an amount equal to $2,000 on or before the tenth (10th) day of each calendar month, in respect of your services for the preceding calendar month, during the term, including all renewal terms, of this Agreement or so long as any of the Obligations are outstanding.

     3.7 We shall pay to you a closing fee in an amount equal to $100,000, payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof.

Section 4. SECURITY INTEREST.

     4.1 As security for the prompt performance, observance and payment in full of all Obligations, we hereby grant to you a continuing security interest in, a lien upon and a right of setoff against, and we hereby assign, transfer, pledge and set over to you the following (which together with any of our other property in which you may at any time have a security interest or lien, whether pursuant to this Agreement or any supplement hereto, or otherwise, are herein collectively referred to as the "COLLATERAL"): All present and future (a) Accounts; (b) moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, you from or for us, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of our deposits (general or special), balances, sums and credits with you at any time existing; (c) all of our right, title and interest, and all of our rights, remedies, security and liens, in, to and in respect of the Accounts and other Collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance; (d) all of our right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any Accounts or other Collateral, including without limitation, all returned, reclaimed or repossessed goods;
(e) all deposit accounts; *(f) all books, records, ledger cards, computer programs, and other property and general intangibles evidencing or relating to the Accounts and any other Collateral or any Account Debtor, together with the file cabinets or containers in which the foregoing are stored ("RECORDS"); (g) all other general intangibles of every kind and description, including without limitation, trade names and trademarks, and the goodwill of the business symbolized thereby, patents, copyrights, licenses and Federal, State and local tax refund claims of all kinds and (h) all proceeds of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

    4.2. We shall keep and maintain, at our cost and expense, satisfactory and complete books and records of all Accounts, all payments received or credits granted thereon, and all other dealings therewith. At such times as you may * request, we shall deliver to you all original documents evidencing the sale and delivery of goods or the performance of services which created any Accounts, including but not limited to all original contracts, orders, invoices, bills of lading, warehouse receipts, delivery tickets and shipping receipts, together with schedules describing the Accounts and/or written confirmatory assignments to you of each Account, in form and substance satisfactory to you and duly executed by us, together with such other information as you may * request. In no event shall the making or the failure to make or the content of any schedule or assignment or our failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of your security interest in, lien upon and assignment of the Collateral or our representations, warranties or covenants under this Agreement or any supplement hereto.

Section 5.  COLLECTION AND ADMINISTRATION.

    5.1. Until our authority to do so is curtailed or terminated at any time by you, we shall, at our expense and on your behalf, collect, as your property and in trust for you, all remittances and all amounts unpaid on Accounts, and we shall not commingle such collections with our own funds. We shall on the day received remit all such collections to you in the form received duly endorsed by us for deposit with you, unless you shall direct us otherwise. All amounts collected on Accounts when received by you shall be credited to our loan account, after adding five (5) business days for collection, clearance and transfer of remittances, * conditional upon final payment to you **

    5.2. You or your representatives shall at all times * have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of our Records, to confirm and verify all Accounts, to perform general audits and to do whatever else you deem ** necessary to protect your interests. You may at any time remove from our premises or require us or any accountants and auditors employed by us to deliver any Records and you may, without cost or expense to you, use such of our personnel, supplies, computer equipment and space at our places of business as may be reasonably necessary for the handling of collections.

    5.3. We shall immediately upon obtaining knowledge thereof report to you all reclaimed, repossessed or returned goods, Account Debtor claims and any other matter affecting the value, enforceability or collectibility of Accounts.
* At your request, ** any goods reclaimed or repossessed by or returned to us will be set aside, marked with your name and held by us for your account and subject to your security interest. All claims and disputes relating to Accounts are to be promptly adjusted within a reasonable time, at our own cost and expense. You may, ** at your option, settle, adjust or compromise claims and disputes relating to Accounts which are not adjusted by us within a reasonable time.

    5.4. We shall, in the manner requested by you from time to time, direct that all proceeds of Accounts, letters of credit, bankers' acceptances and other proceeds of Collateral shall be payable to a lock box or post office box designated by you and under your control and/or deposited into a blocked account under your control and/or deposited into an account maintained in your name and under your control and in connection therewith shall execute such lock box, blocked account or other agreement as you in your sole discretion shall specify.

Section 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

    We hereby represent, warrant and covenant to you the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, or compliance with, being a continuing condition of the making of loans hereunder by you or under any supplement hereto:

    6.1. We are and shall be, with respect to all Collateral and all our inventory now existing or hereafter acquired, the owner of such Collateral and inventory free from any lien, security interest, claim or encumbrance of any kind, except in your favor and as otherwise consented to in writing by you, * and we shall defend the same against the claims of all persons.

    6.2. We will not directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or any substantial portion of our property or assets or consolidate or merge with or into any other entity or permit any other entity to consolidate or merge with or into us. We will at all times preserve, renew and
keep in full force and effect our existence as a     *      and the rights and
franchises with respect thereto and continue to engage in business of the same type as we are engaged as of the date hereof. We shall give you thirty (30)
days prior written notice of any proposed change in our    *    name which
notice shall set forth the new name.

    6.3. Our Records and chief executive office are maintained at the address referred to below. We shall not change such location without your prior written consent and prior to making any such change, we agree to execute any additional financing statements or other documents or notices which you may require.

    6.4. We shall maintain our shipping forms, invoices and other related documents in a form satisfactory to you and shall maintain our books, records and accounts in accordance with generally accepted accounting principles consistently applied. We agree to furnish you monthly with accounts receivable agings, inventory reports (if requested by you), and interim financial statements (including balance sheet, statement of income and surplus account, and cash flow statements), and to furnish you, at any time or from time to time with such other information regarding our business affairs and financial condition as you may reasonably request, including, without limitation, balance sheets, statements of profit and loss, financial statements, cash flow and other projections, earnings forecasts, schedules, agings and reports. We hereby irrevocably authorize and direct all accountants, auditors or other third parties to deliver to you, at our expense, copies of our financial statements, papers related thereto, and other accounting records of any nature in their possession and to disclose to you any information they may have regarding our business affairs and financial condition. We shall furnish you with audited financial statements on an annual basis certified by independent public accountants selected by us and acceptable to you. All such statements and information shall fairly present our financial condition as of the dates and the results of our operations for the periods, for which the same are furnished. Any documents, schedules, invoices or other papers delivered to you may be destroyed or otherwise disposed of by you one (1) year after the date the same are delivered to you, * unless we make written request therefor and pay all expenses attendant to their return, in which event you shall return same when your actual or anticipated need therefor has ceased.

    6.5. Each Eligible Account represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of our business * which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Eligible Account in accordance with the terms thereof, without offset, defense or counterclaim and will be paid in full at maturity. **

    6.6 All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Eligible Account are * true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract and each Account Debtor is solvent and financially able to pay in full the Eligible Account when it matures. None of the transactions underlying or giving rise to any Account shall violate any state or federal laws or regulations, and all documents relating to the Accounts shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with.

    6.7. We shall duly pay and discharge all taxes, assessments, contributions and governmental charges * upon or against us or our properties or assets prior to the date on which penalties attach thereto. ** We shall be liable for any tax or penalty imposed upon any transaction under this Agreement or any supplement hereto or giving rise to the Accounts or any other Collateral or which you may be required to withhold or pay for any reason and we agree to indemnify and hold you harmless with respect thereto, and to repay to you on demand the amount thereof, and until paid by us such amount shall be added to and deemed part of your loans to us.

    6.8. Except as otherwise disclosed to you in writing, there is no present investigation by any governmental agency pending or threatened against us and there is no action, suit, proceeding or claim pending or threatened against us or our assets or goodwill, or affecting any transactions contemplated by this Agreement, or any supplement hereto, or any agreements, instruments or documents delivered in connection herewith or therewith before any court, arbitrator, or governmental or administrative body or agency which if adversely determined with respect to us would result in any material adverse change in our business, properties, assets, goodwill, or condition, financial or otherwise.

    6.9.   *





    6.10. We shall, at our expense, duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, Uniform Commercial Code financing statements or amendments or continuations thereof, landlord's or mortgagee's waivers of liens and consents to the exercise by you of all your rights and remedies hereunder, under any supplement hereto or applicable law with respect to the Collateral and do or cause to be done such further acts as may be necessary or proper in your opinion * to evidence, perfect, maintain and enforce your security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any supplement hereto. Where permitted by law, we hereby authorize you to execute and file one or more Uniform Commercial Code financing statements signed only by you **

Section 7.  SPECIFIC POWERS.

    7.1. We hereby constitute you and your agent and any designee, as our attorney-in-fact, at our own cost and expense, to exercise at any time all or any of the following powers which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in your or our name, * any and all checks, notes, drafts, remittances and other instruments and documents relating to the Collateral; (b) on or after the occurrence of an Event of Default to receive open and dispose of all mail addressed to us and to notify postal authorities to change the address for delivery thereof to such address as you may designate; (c) to transmit to Account Debtors notice of your interest therein and to request from such Account Debtors at any time, in your or our name or that of your designee, information concerning the Accounts and the amounts owing thereon; (d) on or after the occurrence of an Event of Default, to notify Account Debtors to make payment directly to you; (e) on or after the occurrence of an Event of Default, to take or bring, in your or our name, all steps, actions, suits or proceedings deemed by you necessary or desirable to effect collection of the Collateral; and (f) to execute in our name and on our behalf any UCC financing statements or amendments thereto. ** We hereby release you and your officers, employees and designees, from any liability arising from any act or acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact.

Section 8.  EVENTS OF DEFAULT AND REMEDIES.

    8.1. All Obligations shall be, at your option, immediately due and payable without notice or demand (notwithstanding any deferred or installment payments allowed, if any, by any instrument evidencing or relating to the Obligations) and any provision of this Agreement or any supplement hereto, as to future loans and advances by you shall, at your option, terminate forthwith, upon the termination or non-renewal of this Agreement or upon the occurrence of any one or more of the following ("EVENTS OF DEFAULT"): (a) if we shall fail to pay to you any amounts owing to you under any Obligation,* or shall breach any of the terms, covenants, conditions or provisions of this Agreement, any supplement hereto or any other agreement between you and us or between any other third person or entity and us;** (b) if any guarantor, endorser or other person liable on the Obligations shall terminate or breach any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such person with, or in favor of, you or any other third person or entity; (c) if any representation, warranty, or statement of fact made to you at any time by us or on our behalf is false or misleading in any material respect; (d) if we, or any guarantor, endorser or other person liable on the Obligations, shall become insolvent, fail to meet our or their debts as they mature, call a meeting of creditors or have a creditors' committee appointed, make an assignment for the benefit of creditors, commence or have commenced against us or them any action or proceeding for relief under any bankruptcy law, or if a judgment is rendered against us or them,**** or if we or they suspend or discontinue doing business for any reason, or if a receiver, custodian or trustee of any kind is appointed for us or them or any of our or their respective properties; (e) if there shall be a material adverse change in our business, assets or condition (financial or otherwise) from the date hereof;
(f) if there is any change in our majority control or ownership; or (g) if at any time you shall, in your sole discretion,***** consider the Obligations insecure or any part of the Collateral unsafe, insecure or insufficient and we shall not on your demand furnish other Collateral or make payment on account, satisfactory to you.

     8.2. Upon the occurrence of any Event of Default and at any time thereafter, you shall have the right (in addition to any other rights you may have under this Agreement, any supplement hereto or otherwise) without further notice to us, to appropriate, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as you shall in your sole discretion determine, to enforce payment of any Collateral, to settle, compromise or release in whole or in part, any amounts owing on the Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto, to issue credits in your or our name, to sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at your sole option and discretion, and you may bid or become purchaser at any such sale, if public, free from any right of redemption which is hereby expressly waived.

     8.3. In the event you seek to take possession of all or any portion of the Collateral by judicial process, we irrevocably waive: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required, (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (c) any requirement that you retain possession and not dispose of any Collateral until after trial or final judgment.

     8.4. We agree that the giving of * days notice by you, sent by ** mail, postage prepaid, to our address set forth below, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and we waive any other notice with respect thereto.

     8.5. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by you to the payment of the Obligations in such order as you may elect, and we shall remain liable to you for any deficiency. Without limiting the generality of the foregoing, if you enter into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, you shall have the option, at any time, in your sole discretion, to reduce the Obligations by the principal amount of such credit transaction or to defer the reduction thereof until actual receipt by you of cash or other immediately available funds in connection therewith.

     8.6. The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies you may have under the UCC or other applicable law. You shall have the right, in your sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

     8.7. No act, failure or delay by you shall constitute a waiver of any of your rights and remedies. No single or partial waiver by you of any provision of this Agreement or any supplement hereto, or breach or default thereunder, or of any right or remedy which you may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision breach, default, right or remedy on a future occasion.

     8.8. We waive presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). You may, at all times, proceed directly against us to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect your or our rights in the Collateral.

Section 9. EFFECTIVE DATE; TERMINATION; COSTS.

     9.1. This Agreement shall become effective upon acceptance by you and shall continue in full force and effect for a term ending two (2) years from the date hereof (the "RENEWAL DATE") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving the other party at least sixty (60) days prior written notice by registered or certified mail, return receipt requested, and, in addition, you shall have the right to terminate this Agreement immediately at any time upon the occurrence of an Event of Default. No termination of this Agreement, however, shall relieve or discharge us of our duties, obligations and covenants hereunder until all Obligations have been paid in full, and your continuing security interest in the Collateral shall remain in effect until such Obligations have been fully discharged.

     9.2. If you terminate this Agreement upon the occurrence of an Event of Default or at our request, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of your lost profits as a result thereof, we hereby agree that we shall pay to you, upon the effective date of such termination, an early termination fee in an amount equal to: *


                                                                       Such
termination fee shall be presumed to be the amount of damages sustained by said early termination and we agree that it is reasonable under the circumstances currently existing. The early termination fee provided for in this paragraph 9.2 shall be deemed included in the Obligations.

     9.3. This Agreement, any supplement hereto, and any agreements, instruments or documents delivered or to be delivered in connection herewith represent our entire agreement and understanding concerning the subject matter hereof and thereof, and supersede all other prior and contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers, contracts, whether oral or written.

     9.4. No provision hereof shall be modified or amended orally or by course of conduct but only by a written instrument expressly referring hereto signed by both parties.

     9.5. Upon your request we shall pay to you, or reimburse you for, all sums, costs and expenses which you may pay or incur in connection with or related to the negotiation, preparation, consummation, administration and enforcement of this Agreement, any supplement hereto, and all other agreements, instruments and documents in connection herewith and therewith, and the transactions contemplated hereunder and thereunder, together with any amendments, supplements, consents or modifications which may be hereafter made or entered into in respect hereof or thereof, and all efforts made to defend, protect or enforce the security interest granted herein or therein or in enforcing payment of the Obligations, including without limitation, appraisal fees, filing fees and taxes, title insurance premiums, recording taxes, expenses for searches, expenses heretofore incurred by you and from time to time hereafter during the course of periodic field examinations of the Collateral and our operations, wire transfer fees, check dishonor fees, the * fees and disbursements of counsel to you, all fees and expenses for the service and filing of papers, premiums on bonds and undertakings, fees of marshalls, sheriffs, custodians, auctioneers and others, travel expenses and all court costs and collection charges, all of which shall be part of the Obligations and shall accrue interest after demand thereof at a rate equal to the highest rate then payable on any of the Obligations.

Section 10. NOTICES.

     10.1. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given or made: if by hand, telex, telegram or facsimile, immediately upon sending; if by Federal Express, Express Mail or any other overnight delivery service, one (1) day after dispatch; and if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at the address (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph) set forth herein.

Section 11. WAIVER OF JURY TRIAL; JURISDICTION; CHOICE OF LAW.

     11.1. We and you each hereby waive all rights to a trial by jury in any action or proceeding of any kind arising out of or relating to this Agreement, any supplement hereto, the Obligations, the Collateral or any such other transaction. We hereby waive rights of setoff and rights to interpose counterclaims in the event of any litigation with respect to any matter connected with this Agreement, any supplement hereto, the Obligations, the Collateral or any other transaction between the parties and we hereby irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York in connection with any action or proceeding of any kind arising out of or relating to this Agreement, any supplement hereto, the Obligations, the Collateral or any such other transaction.

     11.2. In any such litigation we waive personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail directed to us at our address set forth below. Within * days after such mailing, we shall appear in answer to such summons, complaint or other process, failing which we shall be deemed in default and judgment may be entered by you against us for the amount of the claim and other relief requested therein.

     11.3. This Agreement and all transactions thereunder shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the laws of that State. If any part or provision of this Agreement is invalid or in contravention of any applicable law or regulation, such part or provision shall be severable without affecting the validity of any other part or provision of this Agreement.

                                             Very truly yours,
                                             I.C. ISAACS & COMPANY L.P.
                                             By: ISBUYCO, INC. General Partner
                                                 -----------------------------

                                                 By: /s/ Robert J. Arnot
                                                     -------------------------

                                                 Title:  Chairman
                                                        ----------------------

                                                 Address:

                                                 3840 Bank Street
                                                 -----------------------------

                                                 Baltimore, Maryland 21224
                                                 -----------------------------

Accepted at New York, New York

on June 16, 1992


CONGRESS FINANCIAL CORPORATION


By: /s/ Steven Stone
    ---------------------------


Title: VP
       ------------------------

                                        RIDER
                                          TO
                  ACCOUNTS FINANCING AGREEMENT [SECURITY AGREEMENT]
                                       between
                            Congress Financial Corporation
                                         and
                              I.C. Isaacs & Company L.P.


    This Rider sets forth modifying terms to the respective indicated Sections of the Agreement corresponding to the asterisks in such Sections of the Agreement.

Section 1.9        *    reasonable

Section 2.3        *    and other financial accommodations extended by you to
                        us or for our account, including, without limitation the indebtedness evidenced by the Term Promissory Note in the original principal amounts of $1,000,000 executed and delivered by us to you of even date hereof and the outstanding balance of all letters of credit, guaranties and indemnities issued or caused to be issued by you for our account,

Section 3.1        *    In the event that the outstanding aggregate amount of
                        loans by you to us, together with the outstanding principal of other financial accommodations extended by us to you or for our account, exceeds the Maximum
                        Credit, or the formula set forth in Section 2.1 hereof or any other formula or sublimit set forth in any supplement hereto, interest on the entire amount of such excess(es) shall be payable at the rate set forth in Section 3.2 hereof (whether or not such excess(es) arise or are made with or without your knowledge or consent).

Section 4.1        *    relating to the proceeds of Collateral

Section 4.2        *    reasonably

Section 5.1        *    , except for federal funds, as to which two (2)
                        business days shall be added,
                  **    , provided, however, solely for purposes of determining
                        our loan availability under the lending formulas hereunder, such collections shall be credited to our loan account as of the next business day after the date of receipt by you.

Section 5.2        *    during normal business hours or upon reasonable notice
                        at other times

                  **    reasonably

Section 5.3        *    (collectively, "Claims and Deductions") in any material
                        amount relative to the amount of unpaid Accounts and,
                        within ten (10) days of the issuance of a credit or
                        creation of a reserve with respect to all Claims and
                        Deductions in the ordinary course of our business,
                        report to you in writing the amounts thereof.
                  **    on or after the occurrence of an Event of Default,

Section 6.1        *    including, without limitation, in the Covenant
                        Supplement hereto,

Section 6.2        *    limited partnership

Section 6.4        *    , PROVIDED, HOWEVER, you shall not destroy any original
                        invoices or other original documentation, books or records delivered by us to you evidencing any Account without giving us thirty (30) days prior written notice thereof,

Section 6.5        *    , to the best of our knowledge,
                  **    In the event that any dispute arises pertaining to an
                        Account previously classified as an Eligible Account or the Account Debtor obligated thereon is insolvent, such Account shall no longer constitute an Eligible Account for purposes hereof.

Section 6.6        *    in all material respects

Section 6.7        *    , except for any of the foregoing which on a combined
                        basis do not exceed the aggregate amount of $10,000 at any time and which are not a lien on any of our properties,
                  **    , PROVIDED HOWEVER, that if such taxes, assessments,
                        contributions and governmental charges are being contested in food faith by us by appropriate proceedings diligently pursued, prior to the creation of any lien on our properties with respect thereto or commencement of foreclosure or other similar proceedings, and the same are adequately escrowed for or reserved against in you judgment, exercised in good faith, failure to pay and discharge the same shall not constitute an Event of Default hereunder

Section 6.9        *    The execution, delivery and performance of this
                        Agreement, any supplement hereto, or any agreements, instruments and documents executed and delivered in connection herewith, are within our limited partnership powers, have been duly authorized, are not in contravention of law or the terms of our Certificate of Limited Partnership, limited partnership agreement or any papers relating to our formation or internal governance, or of any indenture, agreement or undertaking to which we are a party or by which we are bound.

Section 6.10       *    , exercised in good faith,
                  **    with respect to the Collateral.

Section 7.1        *    , with any such deposits in your name being credited to
                        our loan account(s) maintained by you,
                  **    relating to the Collateral

Section 8.1        *    which remains unpaid five (5) days after the due date
                        or maturity date thereof
                  **    and, except as to any breaches resulting from our
                        intentional misconduct or actions or inactions which by
                        their nature are not capable of being cured, which
                        remain uncured fifteen (15) days after the occurrence
                        thereof
                 ***    , except if, within fifteen (15) days after such
                        termination or breach by such guarantor, you receive a
                        new or additional, written guarantee (in form and
                        substance similar to the guarantee which has been
                        terminated or is in default) from one or more of the
                        other individual guarantors of the Obligations or any
                        other person, reasonably acceptable to you, in an
                        amount not less than the maximum liability under the
                        guarantee which has  been terminated or is in default
                ****    which, together with all other unsatisfied judgments
                        against us or them, exceeds $50,000 in the aggregate or
                        which is a lien against any of our properties
               *****    exercised in good faith

Section 8.4        *    ten (10)
                  **    certified

Section 9.2        *    (a) four (4%) percent of the Maximum Credit if such
                        termination occurs on or prior to the first anniversary of this Agreement, or (b) three (3%) percent of the Maximum Credit if such termination occurs after the first anniversary of this Agreement but prior to the second anniversary of this Agreement.

Section 9.5        *    reasonable

Section 11.2       *    forty-five (45)


SRK42/I11